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                            [Letterhead of FinPro, Inc.]


August 11, 1997

Board of Directors
Landmark Community Bank
26 Church Street
Canajoharie, New York 13317-1117

Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro") in the Form SB-2 Registration Statement and Amendments thereto of Landmark Financial Corp. so filed with the Securities and Exchange Commission, the Form AC Application for Conversion and the prospectus included therein filed by Landmark Community Bank and any amendments thereto, for the Valuation
Appraisal Report ("Report") regarding the valuation of Landmark Community
Bank provided by FinPro, and our opinion regarding subscription rights filed as exhibits to the Form SB-2 and Form AC referred to above. We also consent to the use of our firm's name and the inclusion of, summary of and references to our Report and Opinion in the prospectus included in the Form SB-2, and any amendments thereto.

                                             Very Truly Yours,



                                             /s/ Donald J. Musso
                                             --------------------
                                             Donald J. Musso


Liberty Corner, New Jersey
August 11, 1997